UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North, Suite 100

Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2025, Celcuity Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC, and Leerink Partners LLC as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”) agreeing, subject to customary conditions, to issue and sell in a public offering $175,000,000 aggregate principal amount of the Company’s 2.750% Convertible Senior Notes due 2031 (the “Notes”) to the Underwriters (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $26,250,000 aggregate principal amount of Notes solely to cover over-allotments. On July 30, 2025, the Underwriters exercised such option to purchase an additional $26,250,000 aggregate principal amount of Notes. The issuance of $201,250,000 aggregate principal amount of Notes was completed on August 1, 2025. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of August 1, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of August 1, 2025, between the Company and the Trustee.

The Notes are general, unsecured, senior obligations of the Company. The Notes will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate equal to 2.750% per year. In addition, special interest will accrue on the Notes upon the occurrence of certain events relating to the Company’s failure to file certain reports with the U.S. Securities and Exchange Commission (the “SEC”) as provided in the Indenture and as described below. The Notes will mature on August 1, 2031, unless earlier converted, redeemed or repurchased by the Company.

Noteholders may convert their Notes at their option at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date based on an initial conversion rate of 19.4932 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $51.30 per share of Common Stock. The conversion rate is subject to customary adjustments upon the occurrence of certain events as described in the Indenture. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on a redemption date on or after August 6, 2029 and on or before the 51st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $50.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “Fundamental Change” (as defined in the Indenture) occurs, then, subject to certain conditions and except as set forth in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition in the Indenture of a Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Common Stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note in accordance with the Indenture within a specified period of time; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $15,000,000; (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries; and (viii) certain judgments being rendered against the Company or any of its significant subsidiaries for the payment of at least $15,000,000.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days, at a rate per annum equal to 0.25% of the principal amount of the Notes for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

The above description of the Underwriting Agreement, the Indenture and the Notes is a summary and is not complete. The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties. A copy of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes set forth in such exhibits.

The Notes contain a beneficial ownership limitation, and as a result of such limitation, noteholders do not have the right to convert all or any portion of the Notes held by such noteholder, to the extent that immediately prior to, or immediately after giving effect to such conversion by such noteholder, together with its affiliates and any other persons acting as a group together with such noteholder or any of such noteholder’s affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Notes; provided, that such 4.99% beneficial ownership can be increased or decreased at the discretion of the noteholder; provided further, that such limitation in no event can exceed 19.99%.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and offering expenses, were approximately $194.5 million, including the proceeds from the Underwriters’ exercise of their over-allotment option in full. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, commercial launch expenditures, expansion of business development activities and other general corporate purposes.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 5,296,034 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 26.3157 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The Offering was made pursuant to a prospectus supplement, dated July 30, 2025 (the “Prospectus Supplement”), filed with the SEC on July 31, 2025 and an accompanying base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-281887), which was declared effective by the SEC on December 2, 2024. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes.

A copy of the opinion of Faegre Drinker Biddle & Reath LLP, relating to the validity of the Notes and the Common Stock underlying the Notes in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Pursuant to Section 5.03(A)(ii) of the Supplemental Indenture, the Company has irrevocably elected to fix the Settlement Method (as defined in the Supplemental Indenture) to Physical Settlement (as defined in the Supplemental Indenture) for any Conversion (as defined in the Supplemental Indenture) of the Notes for which the relevant Conversion Date (as defined in the Supplemental Indenture) occurs subsequent to the date hereof.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the Offering, the Company’s expectations regarding the expected net proceeds from the Offering and the use of those net proceeds. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends and conditions, and those risks described in the Company’s filings with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 and subsequent filings with the SEC. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of August 1, 2025, between Celcuity Inc. and the representatives of the underwriters named therein, relating to the issuance and sale of 2.750% Convertible Senior Notes due 2031.
4.1	Indenture, dated as of August 1, 2025, between Celcuity Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of August 1, 2025, between Celcuity Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of certificate representing the 2.750% Convertible Senior Notes due 2031 (included as Exhibit A in Exhibit 4.2).
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2025

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer